Exhibit 10.34

MASTER RENTAL AND FINANCING AGREEMENT
 GUARANTY

GUARANTOR:	LESSOR:
THE SHERIDAN GROUP INC.	HP FINANCIAL SERVICES (SINGAPORE) PTE
11311 McCormick Road	LTD
Suite 260	450 Alexandra Road
Hunt Valley	Singapore 119960.
Maryland 21031
United States of America.

LESSEE:	Master Rental and Financing Agreement Number
GPN Asia Pte Ltd	30242/S/l (the "Master Agreement")
10 Eunos Road 8,
#05-37C Singapore Post Centre, Singapore 408600

WITNESSETH:

WHEREAS, GPN Asia Pte Ltd of 10 Eunos Road 8, #05-37C Singapore Post Centre, Singapore 408600 (the "Lessee"), desires that HP Financial Services (Singapore) Pte Ltd (the "Lessor"), purchase and lease and/or provide financing to Lessee from time to time certain Equipment pursuant to that certain Master Rental and Financing Agreement Number 30242/S/l dated as of August 14, 2007 by and between Lessor and Lessee (the "Master Agreement") and Equipment Schedules and Certificates of Acceptance executed and delivered by Lessee thereunder (the Master Agreement, such Schedules and Certificates of Acceptance together with all other agreements, documents and instruments related thereto being referred, to herein collectively as the "Lease Documents"); and

WHEREAS, Lessor requires, as a condition of its purchase of such Equipment and lease and/or financing thereof to Lessee pursuant to the Lease Documents, that The Sheridan Group Inc., a Maryland USA corporation, as "Guarantor" execute and deliver this Master Rental and Financing Agreement Guaranty ("Guaranty") to unconditionally guarantee to Lessor the full and prompt observance and performance when due of all obligations of the Lessee under the Lease Documents;

 WHEREAS, Guarantor derives substantial direct and indirect benefit (economic or otherwise) from the operations of Lessee and from Lessor's extension of leasing and/or financing facility to Lessee and is willing to execute and deliver this Guaranty:

     NOW, THEREFORE, in order to induce Lessor to purchase and lease and/or finance Equipment to the Lessee pursuant to the Lease Documents, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Guarantor intending to be legally bound, hereby agrees as follows:

1.          GUARANTY.   Guarantor hereby unconditionally and irrevocably guarantees to Lessor the full and prompt payment, observance and performance of all present and future debts, liabilities and obligations, direct or indirect, now or at any time and from time to time hereafter due or owing from Lessee to the Lessor (collectively, "Guaranteed Obligations") under the Lease Documents to the extent not satisfied by Lessee but subject to the limitation that Guarantor's liability shall not exceed in total aggregate seventy five percent (75%) of all amounts now or at any time and from time to time due and owing from Lessee to Lessor up to a maximum cap of USD4,000,000 (USD4million). This Guaranty is absolute, continuing, unlimited (except as explicitly set forth herein) and independent, and shall not be affected, diminished or released for any reason whatsoever (except as expressly provided in Clause 5 hereof), and, except as expressly provided in the last sentence of this Section 1, Guarantor waives all rights and defenses relating thereto, including but not limited to, the following: (a) any invalidity or lack of enforceability of any of the Guaranteed Obligations; or (b) the absence of any attempt by Lessor to collect any of the Guaranteed Obligations from Lessee or any other guarantor, or the absence of any other action to enforce the same: or (c) the renewal, extension (without regard to the number or term thereof), acceleration or any other change in the time for payment of, or other terms relating to the Guaranteed Obligations; or (d) any modification, amendment, waiver, or other change of the terms of any instrument evidencing the Guaranteed Obligations: or (e) the failure by Lessor to take any steps to perfect and maintain its security interest in, or to preserve rights to, any security or collateral relating to the Guaranteed Obligations or the release (except as expressly provided in Clause 5 hereof), by operation of law or otherwise, of any security-interest, security, collateral or right of recourse or liability relating to the Guaranteed Obligations; or (f) any action affecting any Equipment, lessee or any other guarantor; (g) any judicial or governmental action affecting Lessee, the Equipment or the Guaranteed Obligations, including but not limited to, Lessee's release of the Guaranteed Obligations or the rejection or disaffirmance of the Master Agreement, any Schedule or Certificate of Acceptance or any other Lease Document or any of the terms thereof: or (h) disability, defense or cessation of the liability of Lessee; or (i) any assignment or transfer of any rights relating to the Guaranteed Obligations: or (j) the disallowance of all or any portion of Lessor's claim(s) for repayment of the Guaranteed Obligations under any provision of the United States Bankruptcy Code or the Bankruptcy and Insolvency Act of Canada, or any similar or successor statute, or any other rule, regulation or ordinance; or (k) any other circumstances which might otherwise constitute a defense or a discharge of Lessee, Guarantor or any other guarantor. Notwithstanding the foregoing, Guarantor may assert the defense of prior payment of the Guaranteed Obligations and any defense available to Lessee that results from a material breach by the Lessor of the Lease Documents other than that as expressly waived in the preceding sentence.

2.  GUARANTOR'S REPRESENTATIONS AND WARRANTIES. The Guarantor represents and warrants that: (a) The Guarantor's execution and performance of this Guaranty shall not (i) violate or result in a default or breach (immediately or with the passage of time) under any contract, agreement or instrument to which the Guarantor is a party or by which the Guarantor is bound, (ii) violate or result in a default or breach under any order, decree, award, injunction, judgment, law, regulation or rule applicable to Guarantor, (iii) cause or result in the imposition or creation of any lien upon any property of the Guarantor, or (iv) violate or result in a breach of the articles of incorporation or bylaws of the Guarantor; and (b) the Guarantor has the full power and capacity to enter into and perform under this Guaranty, which has been authorized by all necessary corporate action on behalf of the Guarantor; and (c) No consent, license or approval of, or filing or registration with, any governmental authority is necessary for the execution and performance hereof by the Guarantor; and (d) this Guaranty constitutes the valid and binding obligation of the Guarantor enforceable in accordance with its terms; and (e) this Guaranty promotes and furthers the business and interests of the Guarantor and the creation of the obligations hereunder will result in direct financial benefit to the Guarantor.

3.  WAIVERS. As a further inducement to Lessor and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor irrevocably waives diligence, presentment, demand for payment, protest or notice of any default or nonperformance by Lessee, all affirmative defenses, offsets and counterclaims against Lessor (except as stated in the last sentence of Section 1 above or any claim based on the gross negligence or willful misconduct of Lessor), any right to the benefit of any security or statute of limitations, and any requirement that Lessor proceed first against Lessee, any other guarantor or any collateral security. Until the Guaranteed Obligations shall have been, paid in full,Guarantor shall have no right of subrogation. Guarantor hereby waives any and all defenses to payment and suretyship claims (except as stated in the last sentence of Section 1 above or any claim based on the gross negligence or willful misconduct of Lessor) as may arise by virtue of Lessor's dealings with Lessee.

4.  SUBORDINATION. Guarantor hereby subordinates any sums now or hereafter due to Guarantor from Lessee or any other guarantor to the payment of any sums now or hereafter due to Lessor. Notwithstanding the foregoing subordination, Guarantor may receive and hold any ordinary dividends or other payments made to Guarantor by Lessee or any other guarantor in the ordinary course of business until such time as Lessor shall have notified Guarantor that Lessee is in default under the Lease Documents.

5.  CONTINUING GUARANTY; JOINT LIABILITY. This is a continuing Guaranty and shall not be revoked or terminated by Guarantor so long as any amount owed to Lessor under the Lease Documents remains unpaid. Notwithstanding the foregoing, Guarantor may terminate this Guaranty prospectively as to any obligations of Lessee under the Lease Documents arising after the receipt by Lessor of a written notice from Guarantor of such termination, provided that no such termination shall release Guarantor or in any way affect Guarantor's obligations hereunder with respect to the obligations of Lessee under the Lease Documents arising prior to Lessor's receipt of such notice. This Guaranty shall be reinstated if and to the extent that for any reason any payment of the Guaranteed Obligations is rescinded or must be otherwise restored, whether as a result of any proceedings in bankruptcy or reorganization or otherwise. If more than one Guarantor is named hereunder, the liability of each shall be joint and several.

6.  ASSIGNMENT. This Guaranty may not be assigned by Guarantor and is binding upon the respective successors and permitted assigns of Guarantor. Lessor shall have the unqualified right to assign this Guaranty or any benefits hereunder to any party, without the consent of Guarantor or Lessee.

7.  COSTS AND EXPENSES. Guarantor shall pay or reimburse Lessor on demand for all costs and expenses, including, without limitation, all court costs and reasonable legal fees and expenses incurred by the Lessor at any time to enforce, protect, preserve or defend its rights and remedies hereunder and with respect to any other security granted by Lessee to and in favor of the Lessor.

8.  FINANCIAL STATEMENTS; LESSEE'S FINANCIAL CONDITION. Upon Lessor's reasonable request, Guarantor hereby agrees to furnish to Lessor copies of its annual report or its annual audited financial statements, including a copy of the Balance Sheet and Income Statement of Guarantor or copies of Guarantor's annual statement on Form 10-K to the Securities and Exchange Commission. In the event Guarantor is no longer required to file or no longer voluntarily files periodic reports with the Securities and Exchange Commission pursuant to the Securities and Exchange Act of 1934, or any other law requiring such public reports, Guarantor shall furnish to Lessor financial statements of any corporation that owns a controlling interest in Guarantor and is required to file such statements. Guarantor hereby agrees that it will keep itself informed as to the financial condition of Lessee and as to all other circumstances respecting Lessee and its business as are relevant to the Guaranteed Obligations and that Lessor shall have no duty to so inform Guarantor.

9.        ENTIRE AGREEMENT. This document contains the entire agreement of the parties concerning the guarantee of the Guaranteed Obligations by Guarantor and may not be amended or modified except by a writing signed by Guarantor and Lessor.

10.  DEFINITIONS. Capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings set forth in the Master Agreement

11.  CHOICE OF LAW; SUCCESSORS. THIS GUARANTY SHALL BE GOVERNED BY THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW JERSEY. If any provision of this Guaranty shall be prohibited by or invalid under that law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty. GUARANTOR WAIVES ANY RIGHT TO TRIAL BY JURY. Guarantor consents to the jurisdiction of any local, state or Federal court located within the State of New Jersey, and waives any objection relating to improper venue or forum non conveniens to the conduct of any proceeding in any such, court.

IN WITNESS WHEREOF, the undersigned has executed and delivered, or has caused this Guaranty to be executed and delivered by its representatives duly authorized as of the date first set forth hereinabove.

GUARANTOR: THE SHERIDAN GROUP INC.

By:	/s/ Robert M. Jakobe

Name: Robert M. Jakobe

Title: EVP and Chief Financial Officer

Date: October 3, 2007